Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-257406 and 333-263953 on Form S-8, and Registration Statement No. 333-266003 on Form S-3 of our report dated March 16, 2023, relating to the financial statements of Monte Rosa Therapeutics, Inc. appearing in this Annual Report on Form 10-K of Monte Rosa Therapeutics, Inc. for the year ended December 31, 2022.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

March 16, 2023